FIRST AMENDMENT TO SENIOR REVOLVING CREDIT AGREEMENT

This First Amendment to Senior Revolving Credit Agreement (this “Amendment”) is made as of September 9, 2014 (the “Amendment Effective Date”), by and among Independence Realty Operating Partnership, LP, a limited partnership organized under the laws of the State of Delaware (the “Borrower”), The Huntington National Bank, a national banking association (“Lender”), and certain subsidiaries of Borrower which are signatories hereto and the financial institutions which are signatories hereto. Any capitalized terms used in this Amendment and not otherwise defined, are defined in the Credit Agreement described below.

RECITALS

WHEREAS, the Lender and the Borrower entered into that certain Senior Revolving Credit Agreement dated as of October 25, 2013 (as amended from time to time, the “Credit Agreement”);

WHEREAS, the Subsidiary Guaranties have been amended prior to the Amendment Effective Date;

WHEREAS, Borrower has requested that the Lender agree to increase the Commitment from $20,000,000 to $30,000,000 and to make certain other modifications to the Credit Agreement;

WHEREAS, the Lender is willing to agree to such increase and to make such modifications on the terms stated herein;

NOW THEREFORE in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment Effective Date. This Amendment shall become effective upon the Amendment Effective Date, which is the date on which this Amendment has been executed by all of the parties hereto and delivered to the Lender and Borrower has paid the additional commitment fee required under Section 2 hereof.

2.	Additional Commitment Fee. Borrower agrees to pay to the Lender on the Amendment Effective Date a commitment fee of $65,000, being sixty-five hundredths of one percent (0.65%) of the $10,000,000 increase in the Commitment.

3.	Definitions. From and after the Amendment Effective Date, the following definitions in Article I of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Commitment” means Thirty Million Dollars ($30,000,000), as such amount may be reduced at the Borrower’s option pursuant to Section 2.2.

“Eligible Borrowing Base Property” shall mean (i) any Project which does not meet the criteria below but is approved by the Lender in its sole discretion or (ii) any Project which meets the following criteria:

(a) Such Project must be wholly-owned in fee simple by a Wholly-Owned Subsidiary of Borrower that is a Subsidiary Guarantor or will be added as a Subsidiary Guarantor when such Project becomes a Borrowing Base Property.

(b) Such Project must be a stabilized multifamily property with an Occupancy Percentage of not less than ninety percent (90%).

(c) Such Project must be located in a MSA which (i) has a population of at least 500,000 and (ii) is one of the then-current one hundred (100) largest MSAs in the continental United States.

(d) Such Project must have either (i) been completed not earlier than 1998, or (ii) if completed earlier than 1998, been Extensively Renovated to current market standards so that there is no Major Deferred Maintenance (as certified by the Borrower to the Lender in the Collateral Inclusion Documents).

(e) Such Project must be free of any Liens (other than those described in clauses (i) through (iv) of Section 6.16), pledges (including Negative Pledges) or guaranties (excluding any title company indemnities).

“LIBO Applicable Margin” means two and one-half percent (2.50%) per annum.

“Secured Indebtedness” means for any period and without duplication, (A) that portion of Total Funded Indebtedness which is secured by a Lien on an asset (excluding Indebtedness secured solely by cash in debt service reserves or sinking funds) plus, (B) that portion of Total Funded Indebtedness described in the last sentence of the definition of “Recourse Indebtedness” which is otherwise not secured by a Lien. Notwithstanding the foregoing, Secured Indebtedness shall exclude all Advances outstanding under the Facility.”

4.	Scheduled Mandatory Principal Payments. Section 2.8(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Scheduled Mandatory. Unless earlier repaid, Borrower shall repay in full all Advances made under the Facility with respect to a specific Borrowing Base Property on the date that is six (6) months after the date such Borrowing Base Property was first added to the Borrowing Base Pool, provided, however, if the specific Borrowing Base Property is identified as a permanent Borrowing Base Property by Borrower and approved as a permanent Borrowing Base Property by Lender, in its sole discretion, at the time that such Advance is made which such permanent Borrowing Base Property is anticipated to remain under the Facility through the Initial Maturity Date, the Borrower shall not be required to repay in full such Advance on such scheduled date.”

5.	Minimum Adjusted Tangible Net Worth. Section 6.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Minimum Adjusted Tangible Net Worth. Borrower on a consolidated basis with Parent Guarantor and Borrower’s Subsidiaries shall maintain an Adjusted Tangible Net Worth of not less than $176,557,000 plus seventy-five percent (75%) of the equity contributions or sales of Capital Stock received by Parent Guarantor, Borrower or any of Borrower’s Subsidiaries after September 9, 2014, net of the expenses of obtaining such equity contributions or making such sales.”

6.	Indebtedness and Cash Flow Covenants. Section 6.21 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Indebtedness and Cash Flow Covenants. Borrower on a consolidated basis with Parent Guarantor and Borrower’s Subsidiaries shall not permit:

(i) Total Funded Indebtedness divided by Total Asset Value to exceed sixty-five percent (65%) at any time;

(ii) The ratio of Adjusted Total EBITDA to Fixed Charges to be less than 1.50 to 1.00 at any time; or

(iii) The aggregate amount of Recourse Indebtedness, excluding the Obligations under this Agreement, to exceed five percent (5%) of Total Asset Value at any time; or

(iv) Any Recourse Indebtedness that is not also Secured Indebtedness; or

(v) Secured Indebtedness divided by Total Asset Value to exceed sixty-five percent (65%) at any time.”

7.	Permitted Investments. Section 6.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Permitted Investments. The Consolidated Group’s aggregate Investment, including the applicable Consolidated Group Pro Rata Share, in Unimproved Land, Development Assets and Notes Receivable (with each asset valued at its cost basis under GAAP) shall not at any time exceed ten percent (10%) of Total Asset Value. All Projects owned by Investment Affiliates must be (i) stabilized Projects and (ii) financed only with Non Recourse Indebtedness.

8.	References. Each of the parties hereby consents to all of the changes made to the Credit Agreement pursuant to this Amendment and agrees that each reference in the Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

9.	Representations and Warranties. Borrower hereby remakes, as of the Amendment Effective Date, all of the representations and warranties of Borrower in Article 5 of the Credit Agreement and each reference therein to “the date hereof” or “the Agreement Execution Date” shall be deemed to be a reference to the Amendment Effective Date. Borrower hereby further represents and warrants to Lender as follows:

a) This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable in accordance with its terms;

b) Except as expressly modified hereby, the Loan Documents are ratified and confirmed hereby, are in full force and effect, and Borrower has no defenses or offsets to the enforcement thereof or counterclaims which relate thereto;

c) Upon execution and delivery of this Amendment and satisfaction of the conditions to the effectiveness of this Amendment, to the best of Borrower’s knowledge, information and belief, no Default shall exist under the Loan Documents; and

d) Borrower, the Parent Guarantor or the Subsidiary Guarantors all have full power and authority to execute this Amendment.

10.	Governing Law. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to Federal laws applicable to national banks.

11.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

12.	Continued Effect. Other than as expressly amended herein, Borrower, the Parent Guarantor and the Subsidiary Guarantors all agree that the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[Signature pages follow]

IN WITNESS WHEREOF, Borrower, Parent Guarantor, the Subsidiary Guarantors and the Lender have executed this Amendment as of the date first above written.

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: Independence Realty Trust, Inc., a Maryland corporation, its General Partner

By: Independence Realty Advisors, LLC, a Delaware

limited liability company, its authorized agent

By: /s/ James J. Sebra
Name: James J. Sebra
Title: Chief Financial Officer

Address for Notices:

Independence Realty Advisors, LLC

2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attn: Farrell M. Ender, President
P: 215.243.9040
F: 215.243.9097
E: farrell.ender@irtreit.com

Independence Realty Advisors, LLC
c/o RAIT Financial Trust
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attn: Jamie Reyle, Esquire,
Senior Vice President – Corporate Counsel
P: 215.243.9019
F: 215.405.2945
E: jreyle@raitft.com

Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attn: Brian L. Murland, Esquire
P: 215.790.2383
F: 215.735.2513
E: bmurland@ledgewood.com

THE HUNTINGTON NATIONAL BANK,

a national banking association

By: /s/ Marla S. Bergrin

Name:	Marla S. Bergrin

Title: Vice President

200 Public Square, Suite 700
Cleveland, OH 44114
Phone: 216.515.6983
Facsimile: 877.203.6964
Attention: Mike Mitro

Email: Michael.D.Mitro@huntington.com

The undersigned, being the Parent Guarantor under the Credit Agreement, hereby consents to and approves of this Amendment and agrees that the Parent Guaranty shall continue in full force and effect.

INDEPENDENCE REALTY TRUST, INC., a Maryland corporation

By: Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

By: /s/ James J. Sebra
Name: James J. Sebra
Title: Chief Financial Officer

The undersigned, being the only Subsidiary Guarantor under the Credit Agreement immediately prior to the Amendment Effective Date hereby consents to and approves of this Amendment and agrees that the Subsidiary Guaranty shall continue in full force and effect.

IRT ARBORS APARTMENTS OWNER, LLC, a Delaware limited

liability company

By: Independence Realty Operating Partnership, LP, a Delaware limited partnership

By: Independence Realty Trust, Inc., a Maryland corporation, its General Partner

By: Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

By: /s/ James J. Sebra
Name: James J. Sebra
Title: Chief Financial Officer